UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2025
___________________________________________

BLOOM ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

001-38598
(Commission File Number)
___________________________________________

Delaware			77-0565408
(State or other jurisdiction of incorporation)			(I.R.S. Employer Identification No.)

4353 North First Street,	San Jose,	California	95134
(Address of principal executive offices)			(Zip Code)

(408)			543-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Indenture and Notes

On November 4, 2025, Bloom Energy Corporation (the “Company”) issued $2,500,000,000 aggregate principal amount of its 0% Convertible Senior Notes due 2030 (the “Notes”). The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of November 4, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Pursuant to the purchase agreement among the Company and the representatives of the initial purchasers of the Notes, the Company granted the initial purchasers an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $300,000,000 principal amount of Notes. The Notes issued on November 4, 2025 include $300,000,000 principal amount of Notes issued pursuant to the full exercise by the initial purchasers of such option.

The Notes will be the Company’s senior, unsecured obligations and will be (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness (including its 3.00% Green Convertible Senior Notes due 2028 (the “Existing 2028 Notes”) and its 3.00% Green Convertible Senior Notes due 2029 (the “Existing 2029 Notes”)); (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on November 15, 2030, unless earlier repurchased, redeemed or converted. Before the close of business on the business day immediately before August 15, 2030, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after August 15, 2030, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock, $0.0001 par value per share (the “Class A common stock”), or a combination of cash and shares of its Class A common stock, at the Company’s election. The initial conversion rate is 5.1290 shares of Class A common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $194.97 per share of Class A common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole or in part (subject to the partial redemption limitation described below), at the Company’s option at any time, and from time to time, on or after November 20, 2028 and on or before the 21st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the redemption date, but only if (i) the notes are “Freely Tradable” (as defined in the Indenture) as of the date the Company sends the related redemption notice, and all accrued and unpaid special interest and additional interest, if any, has been paid in full, as of the first interest payment date occurring on or before the date the Company sends the related redemption notice; and (ii) the last reported sale price per share of the Company’s Class A common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends such redemption notice; and (2) the trading day immediately before the date the Company sends such redemption notice. However, the Company may not redeem less than all of the outstanding Notes unless at least $100.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted during the related redemption conversion period.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception for certain cash mergers, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain change-of-control events relating to the Company, certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s Class A common stock.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (v) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $200,000,000; and (vi) certain events of bankruptcy, insolvency and reorganization involving the Company or any of the Company’s significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 360 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Exchange Transactions

Concurrently with the issuance of the Notes, the Company entered into separate, privately negotiated transactions (the “Exchange Transactions”) with a limited number of holders of its Existing 2028 Notes and Existing 2029 Notes to exchange (i) approximately $532,845,000 principal amount of the Existing 2028 Notes for aggregate consideration consisting of $539,638,773.75 in cash, which includes accrued interest on such Existing 2028 Notes, and 24,302,183 shares of Class A common stock, and (ii) $443,100,000 principal amount of the Existing 2029 Notes for aggregate consideration consisting of approximately $448,749,525.00 in cash, which includes accrued interest on such Existing 2029 Notes, and 18,105,762 shares of Class A common stock. The Exchange Transactions are expected to be consummated on or about November 4, 2025.

This Current Report on Form 8-K is not an offer to sell any securities of the Company and is not soliciting an offer to buy such securities in any state where such offer and sale is not permitted.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.    Unregistered Sales of Equity Securities.

Notes

The disclosure set forth in Item 1.01 above under the heading “Indenture and Notes” is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were initially resold by each initial purchaser to persons whom each such initial purchaser reasonably believes are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s Class A common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 19,554,000 shares of the Company’s Class A common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 7.8216 shares of Class A common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Exchange Transactions

The disclosure set forth in Item 1.01 above under the heading “Exchange Transactions” is incorporated by reference into this Item 3.02. The issuance and sale of the Company’s Class A common stock pursuant to the Exchange Transactions were or will be made in transactions exempt from registration pursuant to Section 3(a)(9) and/or Section 4(a)(2) under the Securities Act.

Item 8.01.    Other Events.

On October 30, 2025, the Company issued a press release relating to its proposed issuance of the Notes. On October 30, 2025, the Company issued a press release relating to the pricing of the Notes. Copies of the press releases are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of November 4, 2025, between Bloom Energy Corporation and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of certificate representing the 0% Convertible Senior Notes due 2030 (included as Exhibit A to Exhibit 4.1).
99.1	Press release dated October 30, 2025.
99.2	Press release dated October 30, 2025.
104	Cover page interactive data file (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements, including statements regarding the timing of the consummation of the Exchange Transactions. Forward-looking statements represent the Company’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are the satisfaction of the closing conditions related to the Exchange Transactions and other risks relating to the Company’s business, including those described in periodic reports that the Company files from time to time with the U.S. Securities and Exchange Commission. The forward-looking statements included in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K, and the Company does not undertake to update the statements included in this Current Report on Form 8-K for subsequent developments, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date:	November 4, 2025	By:	/s/ Shawn Soderberg
Shawn Soderberg
Chief Legal Officer and Corporate Secretary